Exhibit 3.7 ------..,....--~----......,.,...--··. .. . . . ..: ~ ......... .. ARTICLES OF ORGANIZATION OF SYMETRICS INDUSTRIES, LLC The undersigned, being authorized to execute and file these Articles, hereby certifies that: ARTICLE I - Name The name of the limited liability company is: Symetrics Industries, LLC ARTICLE II - Address The mailing address and the street address of the principal office of the limited liability company is: 1615 West NASA Boulevard, Melbourne, FL 32901. ARTICLE Ill - Registered Agent and. Office The name and street address of the initial registered agent of this limited liability company is D. Mitchell Gamer, 1615 West NASA Boulevard, Melbourne, FL 32901. ARTICLE IV - Management The limited liability company shall be managed by one or ore managers and is, therefore, a manager-managed Company. · IN WITNESS WHEREOF, I have signed these Articles of Organizatip.(l alld acknowledge them to be my act this l'H~~ay of December, 2001. F=~ . 1:pg ::>~ ~::0 INITIAL MEMBER: m-< !Tip -o ETRICS HOLDINGS '¢. ::::r

CERTIFICATE OF DESIGNATION

OF

REGISTERED AGENT

Pursuant to Section 608.415, Florida Statutes, the following is submitted:

That Symetrics Industries, LLC, desiring to organize under the laws of the State of Florida with its initial principal office, as indicated in the Articles of Organization, at 1615 West NASA Boulevard, Melbourne, Florida 32901, County of Brevard, State of Florida, has named D. Mitchell Garner, 1615 West NASA Boulevard, Melbourne, Florida 32901, County of Brevard, State of Florida, as its registered agent to accept service of process within this state.

ACKNOWLEDGMENT

Having been named as registered agent and to accept service of process for the limited liability company named above, at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in that capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties. I am familiar with, and accept, the obligations of my position as registered agent as provided for in Chapter 608, Florida Statutes.

Dated: December 19, 2001

D. Mitchell Garner
Registered Agent

APPROVED AND FILED
01 DEC 21 PM 12:05
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

N:\\Symetrics\Symetrics Industries Articles of Organization.doc

2

·-·--- -·· ----·------ ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION OF LL c_ IY'd Qs+n'es ) The Articles of Organization for this Limited Liability Company were filed on 1:2./.::l.l ,l~oO I and assigned Florida document number L 0 I 0 000~ d-. ?~ I This amendment is submitted to amend the following: A. If amending name, enter the new name of the limited liabilitY company here: 6x +ant- Ae~o s po....c.e J LL- C- The new name must be distinguishable and contain the words ''Limited Liability Company," the designation "LLC" or the abbreviation "L.L.C." Enter new principal offices address, if applicable: ~ ...... (Principal office address MUST BE A STREET ADDRESS) ; : - c_ :· .. . ., -_ ... : I'.J :,."·: .::- - . ' :71 Enter new mailing address, if applicable: r: I -- :l: ~. -- (Mailing address MAY BE A POST OFFICE BOX) -. .... , -- ., 7; : . : ~ ~-- ' B. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here: Name of New Registered Agent: New Registered Office Address: Enter Florida street address --------------'Florida---,------- City Zip Code New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions ofall statutes relative to the proper and complete pe1formance of my duties, and I am familiar with and accept the obligations ofmy position as registered agent as provided for in Chapter 605, F.S. Or, if this document is being filed to merely reflect a change in the registered office address, I hereby confirm that the limited liability company has been notified in writing ofthis change. JrChanging Rcgisle~d Agent, Signature of New Registered Agent Page 1 of3

If amending Authorized Person(s) authorized to manage, **enter the title, name, and address of each person being added or removed from our records:**

MGR = Manager
AMBR = Authorized Member

Title	Name	Address	Type of Action
______	______________________	________________________________	☐ Add
		________________________________	☐ Remove
		________________________________	☐ Change
______	______________________	________________________________	☐ Add
		________________________________	☐ Remove
		________________________________	☐ Change
______	______________________	________________________________	☐ Add
		________________________________	☐ Remove
		________________________________	☐ Change
______	______________________	________________________________	☐ Add
		________________________________	☐ Remove
		________________________________	☐ Change
______	______________________	________________________________	☐ Add
		________________________________	☐ Remove
		________________________________	☐ Change
______	______________________	________________________________	☐ Add
		________________________________	☐ Remove
		________________________________	☐ Change

FILED 11 JUL 14 PM 3:53

Page 2 of 3

D. If amending any other information, enter change(s) here: *(Attach additional sheets, if necessary.)*

____

E. Effective date, if other than the date of filing: 7/16/2015 **(optional)**

(If an effective date is listed, the date must be specific and cannot be prior to date of filing or more than 90 days after filing.) Pursuant to 605.0207 (3)(b)

__Note:__ If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

If the record specifies a delayed effective date, but not an effective time, at 12:01 a.m. on the earlier of:
(b) The 90th day after the record is filed.

Dated July 16, 2015

[signature]
Signature of a member or authorized representative of a member

James F. Gerwien, Jr.
Typed or printed name of signee

FILED
15 JUL 24 PM 3: 53

Page 3 of 3

Filing Fee: $25.00

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
OF

FILED
2015 AUG -6 PM 2:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Extant Aerospace, LLC

(Name of the Limited Liability Company as it now appears on our records.)
(A Florida Limited Liability Company)

The Articles of Organization for this Limited Liability Company were filed on 12/21/2001 and assigned Florida document number L01000022321.

This amendment is submitted to amend the following:

A. If amending name, enter the new name of the limited liability company here:

Symetrics Industries, LLC

The new name must be distinguishable and contain the words "Limited Liability Company," the designation "LLC" or the abbreviation "L.L.C."

Enter new principal offices address, if applicable: ______________________

(Principal office address MUST BE A STREET ADDRESS) ______________________

____

Enter new mailing address, if applicable: ______________________

(Mailing address MAY BE A POST OFFICE BOX) ______________________

____

B. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:

Name of New Registered Agent: ______________________

New Registered Office Address: ______________________
Enter Florida street address

______________________, **Florida** ______________
City *Zip Code*

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, F.S. Or, if this document is being filed to merely reflect a change in the registered office address, I hereby confirm that the limited liability company has been notified in writing of this change.

____
If Changing Registered Agent, Signature of New Registered Agent

Page 1 of 3

If amending Authorized Person(s) authorized to manage, enter the title, name, and address of each person being added or removed from our records:

MGR = Manager
AMBR = Authorized Member

FILED
2015 AUG -6 PM 2:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Title	Name	Address	Type of Action
______	______________	______________	☐ Add
		______________	☐ Remove
		______________	☐ Change
______	______________	______________	☐ Add
		______________	☐ Remove
		______________	☐ Change
______	______________	______________	☐ Add
		______________	☐ Remove
		______________	☐ Change
______	______________	______________	☐ Add
		______________	☐ Remove
		______________	☐ Change
______	______________	______________	☐ Add
		______________	☐ Remove
		______________	☐ Change
______	______________	______________	☐ Add
		______________	☐ Remove
		______________	☐ Change

Page 2 of 3

p.· If amending any other information, enter changc(s) here: (AIIach additional sheets, ijnecess01y.} , ~~ \ "?. "?'_~ Cf" ~ %~~ -, . ~ ~~ ~ --------------------------------------------------------------~0~· -::' E. Effective date, if other than the date of filing: 7 -Ib-IS (optional) (I fan cfTcctivc elate is listed, the date must be specific and crumot be prior to date of filing or more than 90 dnys nfler filing.) Pursuant to 605.0207 (J)(b) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records. If the record specifies a delayed effective date, but not an effective time, at 12:01 a.m. on the earlier of: (b) The 90th day after the record Is flied. 10rized representahve of n member Typed or printed name of signee Page 3 of3 Filing Fee: $25.00

----·-·---··-·------·--- ,_, / ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION OF Symetrics Industries, LLC TI1e Articles of Organization for this Limited Liability Company were filed on _1_212__112__0_0_1 ______ and assigned 22321 Florida document number ------------LOI0000 TI1is amendment is submitted to amend the following: A. If amending name, enter the new name of the limited liability company here: The new name must he distinguishable and contain the words "Limited Liability Compuny," the designation "LLC" or the abbreviation "L.L.C." · L:::;:: en ~~ i- ;.·; Enter new principal offices address, if applicable: - """' . ......; 07 (Pri11cipal of/ice addre.\·s MUST BE A STREET ADDRESS) .. .. -.. -·· ~. r- 1.1 .. -cl - .. ,, ::::: 0 -=.-·. .. ~ Enter new mailing address, if applicable: .. -· - -··; .. .. C) (Maili11g address MAY BE A POST OFFICE BOX) B. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here: Name of New Registered Agent: Kevin Manuel New Registered Office Address: 1615 West Nasa Blvd. Enter Florida street address Melbourne Florida 32901 -----------------------·City ---------ZipCode New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions ofa/1 statutes relative to the proper and complete petformance ofmy duties, and I am familiar with and accept the obligations ofmy position as registered agent as providedfor in Chapter 605, F.S. Or, if this document is beingfiled to merely reflect a change in the registered office address, I hereby confirm that the limited liability company has been notified in writing ofthis change. Page 1 of3

If amending Authorized Person(s) authorized to manage, enter the title, name, and address of each person being added or removed from our records:

MGR = Manager
AMBR = Authorized Member

Title	Name	Address	Type of Action
MGRM	Henry G. Abele	1615 West Nasa Blvd. Melbourne, FL 32901	☐ Add ☒ Remove ☐ Change
MGRM	William CJR McKegg	544 Lanternback Island Drive Satellite Beach, FL 32937	☐ Add ☒ Remove ☐ Change
AMBR	Symetrics Technology Group, LLC	1615 Nasa Boulevard Melbourne, FL 32901	☒ Add ☐ Remove ☐ Change
AR	Kevin R. Manuel	1615 Nasa Boulevard Melbourne, FL 32901	☒ Add ☐ Remove ☐ Change
AR	James F. Gerwien	1615 Nasa Boulevard Melbourne, FL 32901	☒ Add ☐ Remove ☐ Change
AR	Gary Boekenkamp	1615 Nasa Boulevard Melbourne, FL 32901	☒ Add ☐ Remove ☐ Change

FILED 16 FEB - PM 5: 58

Page 2 of 3

D. If amending any ot}ler ipfQrmation, enter cbange(s) here: (Aifach additional sheets, if necessary.) Article IV of the Articles of Organization Is hereby deleted a'nd amended in ils entirety as follows: The•Jimlted llabllity company shall be managed by one or more members and is, therefore, a member-managed limited liability company. _, ..... ~:~-~ <:#l i "!.:• ... ·.: i·n ...., 7£-: -; !71 _ ::i ,·; .. I -- ~ ~ I ·] ~- - ·~ ~ '.... ..) .-. -~·· -· ~ ·-·.. :::; ·-· (.Fl J't;. .-r; E. Effective date, if other than the date of filing: (optional) (I fan effective date is listed. the date must he specific and cannot be prior to dale of filing or more than 90 days after filing.) Pursuant to 605.0207(3)(h) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records. If the record specifies a delayed effective date, but not an effective time, at 12:01 a.m. on the earlier of: (b) The 90th day after the record is filed. February 2 2016 Dated-----~=------- Kevin Manuel. AR Typed or prmted name of signee Page 3 of3 Filing Fee: $25.00